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                                                                    Exhibit 10.4

                                                                  Execution Copy

Worldcomm Systems Inc.
375 Oser Avenue
Hauppauge, NY  11788

                                                              November 9th, 1995

Gentlemen:

   1. Purchase and Sale Commitment. Subject to the terms and conditions set forth below and in applicable law, Thomson-CSF ("Thomson") agrees to purchase, and Worldcomm Systems Inc. ("WSI") agrees to issue and sell to Thomson, 70,000 shares of common stock, par value $0.01 per share, of WSI ("Shares") for a total purchase price of $933,100 ($13.33 per share) to be paid by wire transfer or check at a closing (the "Closing") to occur at WSI's offices at the address set forth above no later than November 20th, 1995.

   2. General Rights and Obligations of Thomson. Thomson shall have all of the rights, obligations and transfer restrictions (on a "most favored nation" basis) of any other investor pursuant to WSI's private offering of Shares (the "Private Placement"), including, without limitation, all rights and obligations of an offeree and purchaser pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. WSI acknowledges that Thomson was contemplated as, and shall be deemed for all purposes to be, the "corporate investor" referred to in Sections 1.03(c), 2.05(a) and 2.05(b) of the Group "A" Shareholders' Agreement, dated March 28th, 1995, among WSI and certain shareholders of WSI, a copy of which (certified by the Secretary of WSI as true and correct) is attached hereto as Annex 1 (the "Shareholders' Agreement"), and in Section 7.3(b) of the form Subscription Agreement to the Private Placement, executed and delivered by each of the investors in the Private Placement, a copy of which (certified by the Secretary of WSI as true and correct) is attached hereto as Annex 2 (the "Subscription Agreement") and that, without prejudice to WSI's right otherwise to seek further equity financing as approved by its Board of Directors, there shall be no further "corporate investors" within the meaning of such sections of the Shareholders' Agreement or such section of the Subscription Agreement. Pursuant to Section 7.3(b) of the Subscription Agreement, WSI hereby deems all of the investors in the Private Placement to have approved and consented to this Agreement.

   3. Condition to Closing. The obligation of Thomson to consummate the Closing is subject to (a) the accuracy as of the closing of the representations and warranties of WSI herein in all material respects, (b) the performance and compliance as of the Closing by WSI in all material respects of its undertakings and agreements herein and (c) the execution and delivery to Thomson, at or prior to the Closing, by parties to the Shareholders' Agreement set forth in Annex 3 hereto (together with each such party's shareholdings) representing not less than 59% of the outstanding share capital and voting rights of


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WSI as of the Closing, of a consent in the form attached hereto as Annex 4.

   4. Special Rights of Thomson. WSI hereby agrees that Thomson shall have the rights provided in Paragraph 2 and certain additional rights set out below in respect of WSI and each of the shareholders set forth in Annex 3 who executes and delivers the consent referred to in Paragraph 3. WSI hereby agrees as follows:

      (a) Public Offering Preemptive Right. In the event WSI proposes to issue securities through a public offering of securities for payment in cash, whether by decision of the Board of Directors of WSI or a General Meeting of Shareholders, WSI shall give Thomson prompt written notice of such proposal, including information regarding (i) the number and class or series of the securities proposed to be sold, and, if such securities will be of a new class, the rights, preferences and restrictions applicable to such new class, (ii) the price or price range at which WSI expects to offer such securities and (iii) the proposed terms of payment and any other material terms and conditions of the offering. WSI shall also give Thomson written notice of the public offering price simultaneously with the final determination thereof. Thomson shall have a preemptive right (with priority over any rights of any other shareholder) to purchase up to 15% of the total number of securities offered in such public offering (or such greater number of securities as the Board of Directors of WSI may approve) at a price per security equal to the public offering price and on the other terms and conditions of the public offering. In order to exercise its preemptive right under this Paragraph 4(a), Thomson must notify WSI thereof in writing not later than thirty (30) minutes after receipt by Thomson of written notice of the final public offering price. Such notice shall state the number of securities which Thomson desires to purchase and shall be deemed to be an irrevocable commitment on the part of Thomson to purchase the number of securities set forth therein for the public offering price and upon the other terms and conditions of the public offering. Thomson agrees to consult, regularly and on a timely basis, with WSI and the managing underwriter (if any) of the public offering in connection with its exercise of its preemptive right pursuant to this Paragraph 4(a).

      (b) Private Offering Preemptive Right.

      (i) In the event WSI proposes to issue securities through a private offering of securities for payment in cash, whether by decision of the Board of Directors of WSI or a General Meeting of Shareholders, WSI shall give Thomson prompt written notice of such proposal (a "Private Offering Notice"), including information regarding (A) the number and class or series of the securities proposed to be sold (the "Offered Securities"), and, if such securities will be of a new class, the rights, preferences and restrictions applicable to


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            such new class, (B) if known, the identity of any proposed third party acquiror or acquirors of the Offered Securities, (C) the price per security at which WSI proposes to sell the Offered Securities (the "Offer Price") and (D) the proposed terms of payment and any other material terms and conditions of the proposed sale. Subject to the provisions of Paragraph 4(b)(iv), Thomson shall have a preemptive right with WSI to purchase its Pro Rata Part (as hereinafter defined) of the Offered Securities at the Offer Price and on the other terms and conditions set forth in the Private Offering Notice. "Pro Rata Part" shall mean the proportion which the number of voting securities of WSI owned by Thomson bears to the number of voting securities of WSI owned by all shareholders (including Thomson) immediately prior to the date subscriptions are opened in such private offering. In order to exercise its preemptive right under this Paragraph 4(b)(i), Thomson must notify WSI thereof in writing not later than fifteen (15) days after receipt by Thomson of the Private Offering Notice. Such notice shall state the number of securities which Thomson desires to purchase and shall be deemed to be an irrevocable commitment on the part of Thomson to purchase the number of securities set forth therein for the Offering Price upon the other terms and conditions set forth in the Private Offering Notice.

      (ii) To the extent the other shareholders have not elected, prior to the fifth day preceding the date subscriptions are opened in such private offering, to purchase, pursuant to their preemptive rights (if any) existing as of the date hereof, all of the Offered Securities as to which Thomson has not exercised its preemptive right under Paragraph 4(b)(i) (the "Remaining Securities"), WSI shall give Thomson written notice thereof (a "Notice of Remaining Securities"), not later than the forth day preceding the date subscriptions are opened in such private offering, including the number of Remaining Securities. Thomson shall have an additional preemptive right, subject to the provision of Paragraph 4(b)(iv), to purchase all or any portion of the Remaining Securities at the Offer Price and on the other terms and conditions set forth in the Private Offering Notice. In order to exercise its right under this Paragraph 4(b)(ii), Thomson must notify WSI thereof in writing not later than three days after receipt by Thomson of the Notice of Remaining Securities. Such notice shall state the number of Remaining Securities which Thomson desires to purchase and shall be deemed to be an irrevocable commitment on the part of Thomson to purchase the number of securities set forth therein for the Offer Price and upon the other terms


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and conditions set forth in the Private Offering Notice.

      (iii) To the extent Thomson and the other shareholders do not elect to purchase all of the Offered Securities pursuant to their respective preemptive rights, WSI may sell the shares of Offered Securities as to which such preemptive rights have not been exercised within a period of six (6) months following the date the subscriptions are opened in such private offering, at a price per security not less than the Offer Price and on such other terms and conditions as are no more favorable to the purchasers than those specified in the Private Offering Notice. If any such sale of Offered Securities by WSI is not completed within such six-month period, the provisions of this Paragraph 4(b) shall again apply.

      (iv) Thomson agrees not to exercise its preemptive rights under Paragraph 4(b)(i) and 4(b)(ii) in the case of any private offering of securities by WSI exclusively to a single industrial entity as part of a Strategic Business Alliance (as hereinafter defined) with such entity. "Strategic Business Alliance" shall mean a strategic business alliance with an industrial entity where (A) the Board of Directors of WSI has been given a written report outlining in reasonable detail the business objectives and commercial advantages to be obtained by WSI and providing a business plan demonstrating the commercial advantages to WSI in connection with such strategic business alliance, (B) such strategic business alliance has been approved by a majority vote of the Board of Directors of WSI after full consideration of any strong and well reasoned objection thereto by any director on the Board of Directors or any shareholder owning at least 5% of the share capital of WSI and (C) the industrial entity with which such strategic business alliance is proposed is not a competitor of Thomson, as set out in Annex 5 hereto.

      (c) Board Seat. Subject to Paragraph 7(a), the Board of Directors of WSI shall at all times include as a director such person as Thomson may from time to time notify to WSI, provided (i) for the period from the Closing to the date of the next Annual Shareholders Meeting of WSI (September 1996), the Thomson nominee shall be appointed to the Board of Directors of WSI by action of the Board of Directors and (ii) thereafter at each Annual Shareholders Meeting, the Board of Directors of WSI shall nominate the nominee designated by Thomson and shall recommend the election of such nominee to the shareholders of WSI.

      (d) Shares for Orders. Thomson shall receive Shares in consideration for Orders in accordance with Paragraph 9(c) below.


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      (e) Survival of Rights. Thomson's rights under Paragraphs 4, 5 and 9(c) of this Agreement shall not be affected by the termination of the Shareholders' Agreement.

   5. Assignment of Priority Right of First Refusal. Subject to Paragraph 7(a), WSI hereby irrevocably assigns and transfers to Thomson, effective as of the Closing, its priority right of first refusal under Sections 1.03(c) and 1.03(e)(i) of the Shareholders' Agreement. WSI represents and warrants that, as a result of such assignment, Thomson shall have a right of first refusal (with priority over the rights of first refusal of the other shareholders) to purchase any Shares proposed to be transferred by any shareholder, at a price per Share equal to the bona fide third party purchase price offered to such shareholder. Thomson's rights under this Paragraph 5 shall not cover Shares which are encumbered, sold or otherwise disposed of (a) to a shareholder of WSI by any other shareholder of WSI with the prior written consent of the Board of Directors of WSI pursuant to Section 1.03(a) of the Shareholders' Agreement, (b) by an investor in the Private Placement who is not a party to the Shareholders' Agreement, or (c) pursuant to Section 1.01(b) of the Shareholders' Agreement.

   6. Representations and Warranties of WSI. WSI hereby represents, warrants and covenants to Thomson as follows:

      (a) the Shares to be purchased by Thomson pursuant to Paragraph 1 above shall represent approximately 5.4%, but in no event less than 5%, of the outstanding share capital and voting rights of WSI as of the Closing, and WSI shall certify to Thomson, on or prior to the Closing, the exact percentage of the outstanding share capital and voting rights of WSI represented by 70,000 Shares;

      (b) to WSI's best knowledge as of the Closing, there are no restrictions under applicable law on (i) the ability of Thomson to exercise its right to nominate a director to the Board of Directors of WSI as contemplated under Paragraph 4(c) above and (ii) the ability of Thomson's nominee to the Board of Directors of WSI to participate fully as a director in the management of WSI; and

      (c) under WSI's Certificate of Incorporation and By-Laws and under applicable law, there is no requirement for greater than a simple majority in respect of any matter to be submitted to a vote of the shareholders or to a vote of the Board of Directors of WSI.

   7. Representations and Warranties of Thomson. Thomson hereby represents, warrants and covenants to WSI, effective as of the Closing, as follows:

      (a) Thomson's rights under Paragraphs 4, 5, and 9(c) of this Agreement shall immediately terminate if (i) Thomson or any of its permitted transferees sells or otherwise disposes of Shares and (ii) as a result of such sale(s) or other disposition(s), Thomson and its permitted transferees shall


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collectively own less than 5% of the outstanding share capital of WSI.

      (b) Thomson has been provided with or permitted access to all information regarding WSI which it deems material to formulating an investment decision and such information (assuming its accuracy and completeness) has been sufficient to make an informed investment decision.

   8. Covenants of WSI. No later than three (3) days following the execution of this Agreement by WSI, WSI shall furnish to Thomson complete copies of all of the offering documents furnished or made available to other offerees in connection with the Private Placement including, without limitation, the offering memorandum and the Subscription Agreement (the "Offering Documents"). WSI shall use its good faith best efforts to fulfil or obtain the fulfilment of the condition to Closing set forth in Paragraph 3 above.

   9. Business Cooperation. The parties intend for this Agreement to result in short- and long-term business cooperation between them. Thomson further intends to offer business opportunities to WSI after the Closing. In order to facilitate the achievement of the foregoing objectives, the parties agree, effective as of the Closing, as follows:

      (a) Thomson shall make a good faith effort to provide WSI with business and marketing assistance in the field of satellite communications.

      (b) WSI shall make good faith effort to support Thomson's activities and endeavors in the field of satellite communications.

      (c) In consideration for Orders awarded by Thomson to WSI during the period commencing on the date of the Closing and ending on the date which is two years and 183 days following the date of the Closing (the "Award Period"), WSI shall issue to Thomson newly-issued Shares as follows:

      (i) when the aggregate value of all Orders awarded by Thomson to WSI during the Award Period equals or exceeds $1.5 million, WSI shall issue to Thomson a number of Shares equal to 1% of the then outstanding share capital of WSI, excluding employee and other incentive stock options (collectively, "Employee ISOs"); and

      (ii) for each of the first four subsequent increments of $3 million of aggregate value of all Orders in excess of $1.5 million awarded by Thomson to WSI during the Award Period, WSI shall issue to Thomson an additional number of Shares equal to 1% of the then outstanding share capital of WSI, excluding Employee ISOs.


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For purposes of this Paragraph 9(c), the term "Order" means a confirmed, legally binding order for goods or services that has been duly awarded by Thomson and duly accepted in writing by WSI; provided, however, that, except for orders in connection with the Triband Project, orders for goods or services procured exclusively in connection with research and development projects shall not be considered "Orders" for the purposes hereof. Any Shares issued to Thomson pursuant to this Paragraph 9(c) shall be limited to a maximum of five "1%" grants, where "1%" is determined as 1% of the outstanding share capital at the time of the grant, excluding Employee ISOs. These "1%" grants are not retroactive and therefore will not result in the readjustment of previously granted "1%" share amounts. The parties acknowledge that previously granted "1%" amounts may no longer represent exactly 1% of the outstanding share capital of WSI at the time of additional 1% grants since the outstanding share capital of WSI will change by virtue of these grants and other authorized changes.

      (d) The obligations of good faith effort set forth in Paragraphs 9(a) and 9(b) above shall not give rise to a right to recover damages in favor of WSI, Thomson or any other person.

   10. Termination. This Agreement shall terminate on November 15, 1995 if it has not been accepted and agreed to by WSI prior thereto and may be terminated by Thomson, without any liability or other obligation of Thomson, by written notice delivered by WSI at its address set forth at the head of this Agreement at any time prior to the Closing, in the event Thomson is not satisfied with the information regarding WSI contained in the Offering Documents or otherwise disclosed to Thomson in the course of Thomson's due diligence as a private investor in accordance with applicable law. In the event that, not later than the day prior to the Closing, Thomson has not provided WSI with written acknowledgement that (i) it has satisfied its due diligence investigation for purposes of Paragraphs 9(a) and 9(b) above (without prejudice to the survival of the representations and warranties of WSI hereunder pursuant to Paragraph 11) and (ii) the conditions to the Closing set out in Paragraph 9(c) above has been satisfied, this Agreement may be terminated by WSI at anytime thereafter prior to or at the Closing, without any liability or other obligation headquarters address in Paris.

   11. Miscellaneous. All of the respective representations and warranties of WSI and Thomson hereunder shall survive the Closing. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without reference to choice of law principles. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter contained herein. Time shall be of the essence in this Agreement. All disputes relating to money damages arising in connection with this Agreement shall be finally resolved under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three


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arbitrators appointed according to such Rules. Such arbitration shall take place in New York, New York and shall be conducted in English. Any other disputes shall be brought and finally resolved in any Federal or State court located within the State of New York.

   12. Assignment. Notwithstanding anything to the contrary contained in this Agreement, Thomson shall have the right, upon ten (10) days' prior written notice to WSI, whether before or after the Closing, (i) to assign or delegate all or any portion of its rights and obligations under this Agreement, and (ii) to assign, sell or otherwise transfer Shares, to any of its affiliates that are owned, directly or indirectly, 100% by Thomson. Thomson's rights of assignment pursuant to this Paragraph 12 shall be subject to the approval of the Board of Directors of WSI pursuant to this Agreement and Section 1.03(a) of the Shareholders' Agreement, which approval shall not be denied or delayed provided WSI shall have received from Thomson and its assignee(s) the written agreement, in form and substance reasonably acceptable to the Board of Directors of WSI, of Thomson and such assignee(s) to the terms and conditions of this Agreement, which written agreement shall provide for the rescission of the assignment in the event Thomson sells, directly or indirectly, 20% or more of its equity interest in such assignee(s).

      Please confirm your agreement with the terms hereof by executing this Agreement in the space indicated below.

                                            Very truly yours,

                                            THOMSON-CSF


                                            By: /s/ Roger Chevel
                                                ----------------------------
                                            Title: Senior Vice President

Accepted and Agreed to:

WORLDCOMM SYSTEMS, INC.


By: /s/ David E. Hershberg
    --------------------------
Title: Chairman & CEO



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